UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718		36-3857664
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification Number)
Two North Riverside Plaza	Chicago,	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

(312) 279-1400
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ELS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On January 29, 2024, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) issued a news release announcing our results of operations for the quarter and year ended December 31, 2023, and our first quarter and full year 2024 earnings guidance assumptions.

The news release is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on our website, www.equitylifestyleproperties.com, on January 29, 2024.

Item 8.01    Other Events
On January 26, 2024, our Board of Directors approved setting the annual dividend rate for 2024 at $1.91 per share of common stock, an increase of $0.12 over the current $1.79 per share of common stock for 2023. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.

On January 25, 2024, we issued a news release announcing the tax treatment of our 2023 common stock distributions, which was posted on our website, www.equitylifestyleproperties.com.

In accordance with General Instruction B.2. of Form 8-K, the information included in Items 2.02 and 9.01 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any registration statement filed by us under the Securities Act of 1933, as amended.

    This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (xv) the potential impact of, and our ability to remediate material weaknesses in our internal control over financial reporting.

    For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K or Form 10-K/A and any subsequent Quarterly Reports on Form 10-Q or Form 10-Q/A.

    These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

    We are a fully integrated owner of lifestyle-oriented properties and own or have an interest in 451 properties located predominantly in the United States consisting of 172,465 sites as of January 29, 2024. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.1 Equity LifeStyle Properties, Inc. press release dated January 29, 2024, “ELS Reports Fourth Quarter Results”
104 Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: January 30, 2024	By: /s/ Paul Seavey
Paul Seavey
Executive Vice President and Chief Financial Officer